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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event) March 8, 2002
                                                      -------------



                           BELDEN & BLAKE CORPORATION
             (Exact name of registrant as specified in its charter)



            Ohio                         0-20100                  34-1686642
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation)                                               Identification No.)



5200 Stoneham Road, North Canton, Ohio                            44720
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

                                 (330) 499-1660
                                ----------------
              Registrant's telephone number, including area code


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ITEM 9.  REGULATION FD DISCLOSURE

         Belden & Blake Corporation ("Belden & Blake" or the "Company") is furnishing the following information under Item 9 of this Current Report on Form 8-K.

         The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, except if the Company specifically states that the information is to be considered "filed" under the Securities Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

         The information in this document includes forward-looking statements that are made pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Belden & Blake are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements contained herein. These risks and uncertainties include, but are not limited to, the Company's access to capital, the market demand for and prices of oil and natural gas, the Company's oil and gas production and costs of operation, results of the Company's future drilling activities, the uncertainties of reserve estimates and environmental risks. These and other risks are described in the Company's 10-K and 10-Q reports and other filings with the Securities and Exchange Commission.

2001 RESULTS AND OPERATIONAL OUTLOOK FOR 2002

         The Company has approximately 13,350 Bbtu (Billion British thermal units) of its 2002 natural gas production and approximately 6,860 Bbtu of its 2003 natural gas production hedged under swaps, collars or fixed price contracts. See Form 8-K (Current Report) dated January 17, 2002.

         The Company plans to spend $44 million in 2002 for drilling and completion costs, including exploratory dry hole expense, and other capital expenditures. See Form 8-K (Current Report) dated January 7, 2002.
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         The following table includes estimates given as of March 8, 2002, that are based on current expectations and currently available information. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following estimates. The preceding section addresses certain of the risks and uncertainties to which the Company is subject.

                                                                                     ESTIMATED
                                                                         ------------------------------------
                                   QUARTER ENDING       YEAR ENDING      QUARTER ENDING      YEAR ENDING
                                 DECEMBER 31, 2001   DECEMBER 31, 2001   MARCH 31, 2002   DECEMBER 31, 2002
                                 ------------------- ------------------- ---------------- -------------------
                                             (UNAUDITED, DOLLARS IN MILLIONS, EXCEPT AS NOTED)

Production
    Gas (Mmcf)                          4,827              18,541          4,500 - 4,700     18,500 - 19,000
    Oil (Mbbls)                           156                 646            156 - 162          560 - 580
    Total production (Mmcfe)            5,762              22,415          5,436 - 5,672     21,860 - 22,480


Production expense per Mcfe        $     0.94          $     1.01         $ 0.93 - 0.98    $   0.93 - 0.98
Production taxes per Mcfe                0.07                0.11           0.08 - 0.10        0.08 - 0.10

Exploration expense excluding
    exploratory dry hole expense   $      1.8          $      7.1         $  2.0 - 2.6     $    9.0 - 10.0
General and administrative expense        1.1                 4.4            1.1 - 1.3          4.5 - 4.9
Gas gathering, marketing and
    oil field services margin             1.2                 4.7            1.6 - 1.9          5.1 - 5.4


         The Company had proved reserves as of December 31, 2001 of 368 Bcfe (Billion cubic feet of natural gas equivalent) which were 67% proved developed and 91% natural gas. At that date, estimated future net cash flows from these reserves had a present value (discounted at 10 percent) before income taxes of approximately $225 million. The weighted average prices related to the proved reserves at December 31, 2001 were $2.92 per Mcf (thousand cubic feet) for natural gas and $17.85 per Bbl (barrel) for oil.

         The Company also calculated an alternative reserve case, utilizing an assumed NYMEX (New York Mercantile Exchange) gas price of $3.50 per Mmbtu (Million British thermal units) which equated to a weighted average gas price of $3.80 per Mcf, including adjustments for regional basis, Btu (British thermal unit) content and fixed price contracts. The weighted average oil price in the alternative case was $21.32 per Bbl. The alternative reserve case used all of the same assumptions as the proved reserve case at year end, other than pricing. Total proved reserves calculated at the alternative prices were 403 Bcfe. Estimated future net cash flows from these reserves had a present value (discounted at 10 percent) before income taxes of approximately $360 million.





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Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 13, 2002                BELDEN & BLAKE CORPORATION
      ---------------               (Registrant)


                                    By: /s/ Robert W. Peshek
                                       ---------------------------------
                                       Robert W. Peshek, Vice President
                                       and Chief Financial Officer